UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2019

THE AES CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-12291	54-1163725
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100 Arlington, Virginia		22203
(Address of principal executive offices)		(Zip code)
(703) 522-1315
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
____________________________________________________________________________________________________________

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 18, 2019, the Company held its Annual Meeting in Arlington, Virginia. The results of the matters voted on at the Annual Meeting are provided below.

Proposal 1: The election of nine directors to hold office for a one-year term expiring at the annual meeting in 2020 and until their respective successors are elected and qualified:

Director Name	For	Withhold/ Against	Broker Non-Votes	Abstained	Uncast
Janet G. Davidson	554,168,069	3,032,819	35,204,860	639,160	0
Andrés R. Gluski	549,513,361	7,599,857	35,204,860	726,830	0
Charles L. Harrington	549,048,379	8,077,359	35,204,860	713,117	1,193
Tarun Khanna	545,636,932	11,478,644	35,204,860	724,472	0
Holly K. Koeppel	546,598,684	10,621,520	35,204,860	619,844	0
James H. Miller	552,261,131	4,926,786	35,204,860	652,131	0
Alain Monie	548,967,689	8,145,740	35,204,860	726,619	0
John B. Morse, Jr.	542,018,710	14,908,680	35,204,860	912,658	0
Moisés Naím	548,874,163	8,249,131	35,204,860	716,754	0
Jeffrey W. Ubben	556,330,839	793,409	35,204,860	715,800	0

Proposal 2: The consideration of a nonbinding advisory vote on executive compensation.

For:	526,436,359
Against:	26,026,469
Abstained:	5,377,220
Broker Non-Votes:	35,204,860

Proposal 3: The ratification of Ernst & Young LLP as AES’ Independent Registered Public Accounting Firm for the year 2019.

For:	580,666,809
Against:	11,735,932
Abstained:	642,167
Broker Non-Votes:	0

Floor Proposal: A stockholder floor proposal requesting the Board to publish a report regarding the Company’s global climate-related activities that are voluntary and exceed governmental regulatory requirements was withdrawn by the stockholder proponent prior to the Annual Meeting.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION (Registrant)

Date: April 22, 2019	By:	/s/ Paul L. Freedman
Senior Vice President, General Counsel and Secretary